UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2007

CHINESEWORLDNET.COM, INC.
(Exact name of registrant as specified in its charter)

Cayman Island
(State of Incorporation)

000-33051
(Commission File Number)

N/A
(I.R.S. Employer Identification Number)

# 368 - 1199 West Pender Street, Vancouver, British Columbia Canada V6E 2R1
(Address of principal executive offices, including zip code)

(604) 488-8878
(Registrant's telephone Number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On March 15, 2007, we decided to engage new auditors as our independent accountants to audit our financial statements. Our Board of Directors approved the change of accountants to Vellmer & Chang, Chartered Accountants. Accordingly, we dismissed Ernst & Young LLP, Chartered Accountants on March 15, 2007.

During our fiscal year ended December 31, 2005, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Ernst & Young LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The audit report issued by Ernst & Young LLP on our consolidated financial statements, for the fiscal year ended December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

We provided Ernst & Young LLP with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. The letter from Ernst & Young LLP is filed as Exhibit 16.1 to this Current Report on Form 8-K.

We have engaged the firm of Vellmer & Chang, Chartered Accounts, as of March 15, 2007. Vellmer & Chang was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements.

Item 9.01. Financial Statements and Exhibits

16.1	Letter dated April 17, 2007 from Ernst & Young, Chartered Accountants regarding change in independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINESEWORLDNET.COM, INC.
Per:
/s/ Kelvin Fu Szeto
Kelvin Fu Szeto
Chief Operating Officer & Chief Financial Officer
Dated: April 17, 2007